COMPANIA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

CONTENTS

Page

Condensed Combined Statements of Financial Position	2

Condensed Combined Statement of Comprehensive Income	3

Condensed Combined Statement of Cash Flows	4

Notes to the Condensed Combined Financial Statements	5-8

COMPANIA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

COMBINED STATEMENTS OF FINANCIAL POSITION

	9/30/2015	12/31/2014
ASSETS
Current assets
Cash and cash equivalents	$154,169	$157,718
Inventories	1,117,653	1,703,883
Accounts receivable	26,783	22,284
Accounts receivable - related companies	24,094	18,983
Total current assets	1,322,699	1,902,868

Non-current assets
Property, plant and equipment - net	2,631,947	2,719,650
Intangible assets-mining rights and concessions	71,290	112,455
Other assets	569,705	95,591
Total non-current assets	3,272,942	2,927,696
Total assets	$4,595,641	$4,830,564

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payables	$197,002	$367,321
Employee withholdings and payroll taxes	96,194	98,115
Employee benefit obligations	97,791	28,180
Mine reclamation	29,003	33,508
Taxes other than income taxes	15,153	16,366
Total current liabilities	435,143	543,490

Non-current liabilities
Notes payable	5,488,980	5,850,644
Total non-current liabilities	5,488,980	5,850,644
Total liabilities	5,924,123	6,394,134

Shareholders’ deficit
Share capital	1,051,116	1,051,116
Supplementary equity contributions	582,639	582,639
Accumulated deficit	(2,962,237)	(3,197,325)
Total shareholders’ deficit	(1,328,482)	(1,563,570)
Total liabilities and shareholders’ deficit	$4,595,641	$4,830,564

The accompanying notes are an integral part of these financial statements.

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COMPANIA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

COMBINED STATEMENT OF COMPREHENSIVE INCOME

For the Nine Months Ended September 30, 2015

9/30/2015
Revenue
Sales of precious metal	$3,402,179
Other income	12,490
Total revenue	3,414,669

Cost of sales	2,689,825
Gross profit	724,844

Operating expenses
General and administrative expenses	142,921
Depreciation and amortization expenses	340,619
Interest expenses	6,216
Total operating expenses	489,756

Profit before tax	235,088
Income tax expense	-
Net income	$235,088

The accompanying notes are an integral part of these financial statements.

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COMPANIA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

COMBINED STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2015

9/30/2015
Operating Activities
Net income for the year	$235,088
Adjustments for non-cash expenses
Depreciation and amortization	340,619
Changes in operating assets and liabilities
(Increase) decrease on assets
Inventories	586,230
Accounts receivable	(4,499)
Accounts receivable - related companies	(5,111)
Increase (decrease) on liabilities
Accounts payable	(170,319)
Employee withholdings and payroll taxes	(1,921)
Taxes other than income taxes	(1,213)
Mine reclamation obligation	(4,505)
Employee benefit obligation	69,611
Cash flows provided by operating activities	1,043,980

Investing Activities
Purchases of equipment	(211,751)
Increase in other assets	(474,114)
Cash flows used in investing activities	(685,865)

Financing Activities
Employee benefit obligations paid	-
Repayments on notes payable	(361,664)
Cash flows used in financing activities	(361,664)

Net change in cash and cash equivalents	(3,549)
Cash and cash equivalents at beginning of year	157,718
Cash and cash equivalents at end of year	$154,169

The accompanying notes are an integral part of these financial statements.

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COMPANIA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2015

1.	HISTORY OF THE ENTITY

History – Compania Minera Cerros del Sur, S.A. de C.V. is a company incorporated in Honduras, Central America. The address of its registered office and principal place of business is El Corpus, Choluteca. Compania Minera Cerros del Sur, S.A. de C.V. Group consists of the Company and its parent Clavo Rico Ltd. (Turks and Caicos Island), Compania Minera Clavo Rico, S.A.; and Cerros del Rio, S.A.. Their principal activities are the exploration and extraction of precious metal gold and silver.

The Company was organized on October 2, 1975 and recorded in the Honduran commerce register under the number 1091-275, as a variable equity – Limited Liability company for an undefined period of time, in accordance with Honduran law.

On August 12, 2004, the Company became a variable equity – Joint-Stock company registered in the Honduran commerce register under the number 98-566. The Company is based in Tegucigalpa and its major activity is the mining, prospecting, exploiting, exploding and commercialization and other related commercial activities. The maximum legal equity as of September 30, 2015 and December 31, 2014 is $1,051,116, which is totally subscribed and paid and divided in common shares of L100.

In April 2009, the board of directors approved a capital increase up to a maximum of $1,500,000. This increase had already been contributed as supplement capital by Mayan Gold, Inc. As of September 30, 2015, this supplement capital contribution has not yet been legally formalized.

2.	SUMMARY OF PREPARATION AND ACCOUNTING POLICIES

The main accounting policies adopted by the entity regarding the preparation of the financial statements are described below:

Basis for the preparation of financial statements – The accompanying combined financial statements have been prepared in accordance with the generally accepted accounting principles (U.S. GAAP). The accounting principles comprising the framework are appropriate for the preparation and presentation of entity financial statements, based on the needs of the financial statement users and cost and benefit considerations.

a)	Revenue and cost recognition – Incomes from sales of mineral products are recognized when they are billed and delivered to clients. Sales are presented at their net value from discounts and returned sales. Costs and expenses are recognized when they are incurred.

b)	Inventories – The inventories of supplies are valued to the average price less than from the average market value. Inventory in-progress and completed products are valued based on the average production cost plus indirect expenses.

c)	Property, Plant and Equipment – These assets are valued at their acquisition or construction cost less accumulated depreciation and amortization. Depreciation and amortization is charged so as to allocate the cost of assets less their residual values over the estimated useful lives as follows:

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Years
Mining Machinery and Equipment	10
Vehicles	5
Office Equipment and Furniture	10
Buildings	20

If there is an indication that there has been a significant change in depreciation rate, useful life or residual value of an asset, the depreciation of that asset is revised prospectively to reflect the new expectations. Gains and losses arising from the retirement or sale of assets are recognized in profit or loss, as well as repair and maintenance costs when they do not exceed the useful life of the assets.

d)	Intangible Assets – Intangible assets – mining rights and concession that is stated at cost less accumulated amortization and any accumulated impairment losses. It is amortized over its estimated life of five years using the straight-line method. If there is an indication that there has been a significant change in amortization rate, useful life or residual value of an intangible asset, the amortization is revised prospectively to reflect the new expectations.

e)	Impairment of Assets – At each reporting date, property, plant and equipment of intangible assets, are reviewed to determine whether there is any indication that those assets have suffered an impairment loss. If there is an indication of possible impairment, the recoverable amount of any affected asset (or group of related assets) is estimated and compared with its carrying amount. If estimated recoverable amount is lower, the carrying amount is reduced to its estimated recoverable amount, and an impairment loss is recognized immediately in profit and loss. Similarly, at each reporting date, inventories are assessed for impairment by comparing the carrying amount of each item of inventory (or group of similar items) with its selling price less costs to complete and sell. If an item of inventory (or group of similar items) is impaired, its carrying amount is reduced to selling price less costs to complete and sell, and an impairment loss is recognized immediately in profit and loss. If an impairment loss subsequently reverses, the carrying amount of the asset (of group of related assets) is increased to the revised estimate of its recoverable amount (selling price less costs to complete and sell, in the case of inventories), but not in excess of the amount that would have been determined had no impairment loss been recognized for the asset (or group of related assets) in prior years. A reversal of an impairment loss is recognized immediately in profit and loss.

f)	Leases – Rentals payable under operating leases are charged to profit or loss on a straight-line basis over the term of the relevant lease.

g)	Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires the Company management to make some estimates and assumptions that affect the balance of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the income and expenses for the reported years as well. Assets and liabilities are recognized in the financial statements when financial benefits are likely to flow to or from the Company and that the different entries have cost or value, which can be fairly measured. If in the future these estimates and assumptions, which are based on the best knowledge of the management at the date of the financial statements, were modified with respect to the current circumstances, the original estimates and assumptions will be adequately adjusted in the period that such changes happen.

h)	Legal Reserve – Represents 5% of the net income of each year up to a maximum of 20% of the paid equity.

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i)	Registration of Foreign Currency Transactions – Foreign currency transactions are recorded at the exchange rate prevailing at the transaction date, with related balances adjusted to the prevailing exchange rate at the closing date. Gains or losses arising from these adjustments are recognized in profit or loss of the current year.

j)	Employee Benefits – According to the Honduran Labor Code, Compania Minera Cerros del Sur, S.A. de C.V. is obliged to pay compensation to employees dismissed under certain circumstances. As of September 30, 2015 and December 31, 2014, the employee benefit obligations is $97,791 and $28,180, respectively; disbursements in excess to this amount are considered by the Company as expenses in the period they are incurred.

The Honduran Labor Code was amended by Decree 150-2008, issued by Congress and published in the Official Gazette on November 5, 2008. Such decree establishes an employee’s right to receive a severance payment when, after 15 years or more of continuous work, he or she decides to voluntarily terminate the employment contract and is entitled to receive 35% of the amount that would correspond to the years of service. The entity does not maintain specific reserves to cope with this type of work obligations.

k)	Exchange Rate – The accounting records of the Company are maintained in Lempiras, official currency of Honduras. In June 1994, the Cental Bank board liberalized the US$ exchange rate and it is ruled by the offer and demand through the Public Currency Bids (PCB) mechanism. As of September 30, 2015 and December 31, 2014, the exchange rate US$/Lempiras in the Honduran banking system was L 21.983:US$ 1 and L 21.6630:US$ 1, respectively. For the nine months ending September 30, 2015, the average exchange rate US$/Lempiras in the Honduran banking system was L 21.8743:US$1.

l)	Related Party Transactions – Shareholders, directors and other entities with whom the entity has shareholders in common are considered as related parties.

m)	Financial Instruments – Financial instruments recognized in the financial statements include cash, accounts receivable and accounts payable.

Credit Risk – Financial assets that expose the entity to credit risk consist primarily of cash and bank deposits. All cash and bank despoists are held by banks with high credit quality.

Fluctuation Risk – Bank deposits are subject to foreign currency exchange risks since a portion of such bank deposits are maintained in US Dollars. The Lempira (official currency of Honduras) has experienced steady devaluations against the US dollar since 1990 and cash flows have been affected by fluctuations in the exchange rate.

Fair Value – The fair value of bank deposits, temporary investments and accounts receivable approximate their fair values due to their short term nature.

n)	Reclassifications – At the end of the period, some reclassifications of balances were made, which were considered necessary for a more reasonable presentation of the financial statements.

3.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents at September 30, 2015 and December 31, 2014 were as follows:

	9/30/2015	12/31/2014
Petty Cash	$682	$462
Cash in Banks	153,487	129,462
Other Deposits	-	27,794
	$154,169	$157,718

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4.	INVENTORIES

Inventories at September 30, 2015 and December 30, 2014 were as follows:

	9/30/2015	12/31/2014
Metals in Progress	$1,019,095	$1,518,496
Mining Supplies	98,558	185,387
	$1,117,653	$1,703,883

5.	REVENUES

	9/30/2015	12/31/2014
Sales of Precious Metal
Gold	$3,331,396	$3,054,721
Silver	70,783	66,104
	3,402,179	3,120,825
Other Income	12,490	27,965
	$3,414,669	$3,148,790

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6.	COST OF SALES

Mining operation and geologist cost during the nine months ended September 30, 2015 and year ended December 31, 2014 are detailed as follows:

	9/30/2015	12/31/2014
Payroll Employees	$695,137	$308,622
Employee Benefits	82,980	121,717
Lixiviation - Materials	310,456	306,123
Energy	91,288	120,295
Transport	100,971	70,828
Maintenance and y Repairs	103,789	112,806
Rent and Service	620,577	709,289
Other Materials	75,578	38,658
Diesel and Lubricants	74,756	63,696
Other	65,079	37,916
Total	2,220,611	1,889,950
Transfer to Inventories in Process	469,214	94,734
Cost of Sales	$2,689,825	$1,984,684

7.	GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses during the nine months ended September 30, 2015 and the year ended December 31, 2014 are detailed as follows:

	9/30/2015	12/31/2014
Payroll employees	$137,473	$277,367
Employee benefits	55,272	110,498
Legal Fees	21,813	165,435
Materials	4,636	2,288
Rent and services	46,356	34,827
Office supplies	-	4,670
Energy	13,116	3,226
Transport	15,697	47,196
External services (exploitation)	9,289	103,723
Internal tax	-	23,879
Other	(160,731)	72,158
Total	$142,921	$845,267

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